UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 12, 2012

TBS INTERNATIONAL PLC
(Exact name of Registrant as Specified in its Charter)

Ireland	001-34599	98-0646151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

Arthur Cox Building Earlsfort Terrace Dublin 2, Ireland
(Address of principal executive offices)

+1 353(0) 1 618 0000
(Registrant's telephone number, including area code)

Block A1 East Point Business Park Fairview, Dublin 3, Ireland
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD.

Effectiveness of Plan of Reorganization

As previously disclosed, on February 6, 2012, TBS International plc (the "Company") and certain of its subsidiaries (collectively with the Company, the "Debtors") filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").  The Debtors' Chapter 11 cases (collectively, the "Chapter 11 Case") were jointly administered under the caption, "In re TBS Shipping Services Inc., et al."  The case number of the jointly administered Chapter 11 Case is 12-22224.

On March 29, 2012, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Plan of Reorganization (the "Plan") of the Debtors.  A copy of the Plan and the Confirmation Order were filed on the Company's Form 8-K filed on April 3, 2012.

On April 12, 2012, the Plan became effective upon the satisfaction or waiver of the conditions precedent set forth in the Plan.  As consideration for the discharge of certain financial indebtedness of the Company, the Company conveyed substantially all of its direct and indirect assets to a new, unaffiliated company (excluding an amount deemed necessary to make required distributions to its creditors under the Plan and fund the dissolution of the Company).  As a result of the Plan becoming effective, the Company will liquidate, resulting in the cancellation of all its ordinary shares, preference shares and other equity interests and resulting in no distributions to the holders of such shares and interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL PLC
Date: April 13, 2012	By:	/s/ Ferdinand V. Lepere
		Name:	Ferdinand V. Lepere
		Title:	Senior Executive Vice President and Chief Financial Officer